Exhibit 5



                                 June 27, 1997


Xionics Document Technologies Inc.
70 Blanchard Road
Burlington, MA 01803

      Re:  Registration Statement on Form S-8
           Under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

      We have acted as counsel for Xionics Document Technologies Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about June 27, 1997 (the "Registration Statement").

      The Registration Statement covers the registration of 200,000 shares of common stock, $.01 par value per share, of the Company (the "Shares"), which may be issued by the Company under the Company's 1996 Employee Stock Purchase Plan (the "Plan").

      We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

      We further assume that all Shares issued under the Plan will be issued in accordance with the terms of the Plan.

      Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

      Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plan, and such Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/Bingham, Dana & Gould LLP

                                    BINGHAM, DANA & GOULD LLP